EXHIBIT 23(a)


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 24, 1995 appearing on page F-1 of ELXSI Corporation's Annual Report on Form 10-K, at Exhibit 99.1 of ELXSI Corporation's Form 10-K/A Amendment No. 1 and on page F-1 of ELXSI Corporation's Form 10-K/A Amendment No. 2 each for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PRICE WATERHOUSE LLP


Orlando, Florida
September 13, 1995